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                                                                    EXHIBIT 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996, included in Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement on Form S-8. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. on Form S-8.

                                       /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
July 28, 1999